UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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HASBRO, INC.
(Name of Registrant as Specified in Its Charter)

ALTA FOX OPPORTUNITIES FUND, LP

ALTA FOX SPV 3, LP

ALTA FOX SPV 3.1, LP

ALTA FOX GENPAR, LP

ALTA FOX EQUITY, LLC

ALTA FOX CAPITAL MANAGEMENT, LLC

CONNOR HALEY

MARCELO FISCHER

RANI HUBLOU

CAROLYN JOHNSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Alta Fox Opportunities Fund, LP, together with the other participants named herein (collectively, “Alta Fox”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Hasbro, Inc., a Rhode Island corporation (the “Company”).

Item 1: On May 11, 2022, Alta Fox issued an Investor Presentation titled “The Urgent Case for Replacing Three Long-Tenured Members of Hasbro’s 13-Member Board”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2: Also on May 11, 2022, Alta Fox issued the following press release, which includes a link to the presentation set forth in Item 1 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

Alta Fox Releases Presentation Detailing the Case for Change in Hasbro’s Boardroom Following Years of Poor Capital Allocation and Underperformance

Believes Electing Alta Fox’s Three Independent Nominees – Who Have Expertise in Corporate Governance, Capital Allocation and Strategic Planning – is Key to Reversing Long-Term Stagnation

Contends the Recent Appointment of Chris Cocks as CEO Represents the Right Moment to Address Skill Gaps and Introduce Fresh Perspectives on Hasbro’s Recently Expanded 13-Member Board

DALLAS--(BUSINESS WIRE)--Alta Fox Capital Management, LLC (together with its affiliates, “Alta Fox” or “we”), the beneficial owner of approximately 2.5% of the outstanding shares of Hasbro, Inc. (NASDAQ: HAS) (“Hasbro” or the “Company”), today released a presentation that details its case for targeted change to the Company’s Board of Directors (the “Board”) following years of underperformance as a result of concerning corporate governance practices, disappointing capital allocation decisions and objectively poor strategic decisions. As a reminder, Alta Fox has nominated a three-member slate of independent directors – with significant experience in corporate governance, capital allocation and strategic planning – for election to Hasbro’s recently expanded 13-member Board at the Company’s 2022 Annual Meeting of Shareholders. Review the presentation and learn how to vote for boardroom change on the GOLD proxy card by visiting www.StrengthenHasbro.com.

About Alta Fox

Founded in 2018 by Connor Haley, Alta Fox is a Texas-based alternative asset management firm that employs a long-term focused investment strategy to pursue exceptional risk-adjusted returns for a diverse group of institutions and qualified individual clients. Alta Fox focuses on identifying often overlooked and under-the-radar opportunities across asset classes, market capitalization ranges and sectors. Learn more by visiting www.AltaFoxCapital.com.

Contact

For Investors:

Okapi Partners
Mark Harnett, 646-556-9350
mharnett@okapipartners.com

For Media:

Longacre Square Partners

Greg Marose / Bela Kirpalani 646-386-0091

gmarose@longacresquare.com / bkirpalani@longacresquare.com